Exhibit 99.1

NYSE MKT: URZ
Toronto Stock Exchange: URZ
Frankfurt Stock Exchange: U9E
Tel: (604) 689-1659
Fax: (604) 689-1722
www.uranerz.com

Uranerz Closes $20 million Wyoming State Loan

Casper, Wyoming, December 3, 2013 -- Uranerz Energy Corporation (“Uranerz” or the “Company”) (NYSE MKT and TSX: URZ; Frankfurt: U9E) is pleased to announced that the Company has closed a $20,000,000 loan through the Wyoming Industrial Development Revenue Bond program (the “Loan”).

The Loan has an annual interest rate of 5.75% and is repayable over seven years. The Loan calls for the payment of interest-only for the first year, with the amortization of principal plus interest over the remaining six years. The Loan can be repaid earlier than its maturity date if the Company so chooses. The Loan is secured by a charge on certain assets of the Company. Concurrent with the closing of the Loan, the Company fully repaid its approximately $6 million short-term indebtedness which was arranged in June of 2013.

Uranerz President and CEO Glenn Catchpole stated: “This funding will allow us to initiate production at our Nichols Ranch project. We are grateful that the State of Wyoming supports economic development and employment in Wyoming through the Industrial Development Revenue Bond program. I would like to thank the Wyoming Business Council, the Johnson County Commissioners, Governor Matt Mead, the Attorney General, and the State Treasurer Mark Gordon, as well as their staff, for their diligence and effort in concluding the Loan application process.”

Uranerz is nearing completion of the construction for its in-situ recovery ("ISR") processing facility and installation of the initial production wellfield for ISR operations at its Nichols Ranch ISR Uranium Project located in the Powder River Basin of Wyoming, U.S.A. The Company expects to start the Nichols Ranch operations within the next few months.

About Uranerz
Uranerz Energy Corporation is a U.S.-based uranium company. The Nichols Ranch ISR Uranium Project is Uranerz’ first ISR mine. ISR, or in-situ recovery, is a mining process that uses a leaching solution to extract uranium from sandstone uranium deposits; it is the generally accepted extraction technology used in the Powder River Basin area of Wyoming. Uranerz controls a large strategic land position in the central Powder River Basin. The Company’s management team has specialized expertise in the ISR uranium mining method and a record of licensing, constructing, and operating ISR uranium projects. The Company has entered into long-term uranium sales contracts for a portion of its planned production with Exelon and one other of the largest nuclear utilities in the country.

Further Information
For further information, please contact Derek Iwanaka, Manager of Investor Relations at 1-800-689-1659 or by email at investor@uranerz.com. Alternatively, please refer to the Company’s website at www.uranerz.com, review the Company’s filings with the Securities and Exchange Commission at www.sec.gov, or visit the Company’s profile on SEDAR at www.sedar.com.

Forward-looking Statements

This press release may contain or refer to "forward-looking information" and “forward-looking statements” within the meaning of applicable United States and Canadian securities laws, which may include, but are not limited to, statements with respect to the Company’s expectation that the funding will allow the Company to initiate production at its Nichols Ranch operations, statements setting out the anticipated use of proceeds, and all other statements which describe future activities or express intentions or expectations. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements, except as required by law.